Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT(S):	Lisa Miles (Investor)
800-MAXIMUS x 11637

DATE: December 21, 2006		Rachael Rowland (Media)
800-MAXIMUS x 11688

MAXIMUS INITIATES ARBITRATION RELATED TO ITS SUBCONTRACT ON THE TEXAS INTEGRATED ELIGIBILITY PROJECT

RESTON, Va.—December 21, 2006 — MAXIMUS (NYSE:MMS), a leading provider of government services, announced today that it has initiated an arbitration process to resolve certain disputes under its subcontract with Accenture LLP in Texas.  The subcontract is in support of Accenture’s prime contract with the Texas Health and Human Services Commission (HHSC) for the Integrated Eligibility and Enrollment Services program.

MAXIMUS’ action follows HHSC’s recent announcement of a new strategy for the program.  MAXIMUS was not party to the finalization of that strategy despite the fact that MAXIMUS had been engaged in ongoing negotiations with Accenture to reduce the overall scope of MAXIMUS’ role in the project.  MAXIMUS has incurred substantial losses in connection with the project and believes that the revised arrangements are not economically viable for MAXIMUS and are not in the best interests of its shareholders.  At the present time, MAXIMUS continues working on the Texas project.  However, MAXIMUS expects to reduce its role on the project and anticipates it will transition a portion of its work to Accenture, namely the management of the Children’s Health Insurance Program (CHIP).

The claims to be arbitrated include (i) Accenture’s attempt to misappropriate MAXIMUS’ intellectual property, (ii) Accenture’s failure to deliver required technology under the subcontract, (iii) Accenture’s unilateral negotiation of issues with HHSC having a direct effect on MAXIMUS, (iv) Accenture’s unfounded assertions that MAXIMUS had breached its obligations with respect to the CHIP operations under the subcontract, and (v) Accenture’s imposition of excessive and unsubstantiated cover costs on MAXIMUS arising out of the amendment to the subcontract entered into last spring.

MAXIMUS will aggressively pursue its rights and remedies against Accenture to resolve the current dispute.  MAXIMUS cannot predict the outcome of the arbitration proceeding or the impact it may have on its operating results or financial condition. At the present time, the Company cannot provide any outlook on the impact of the Texas project or reiterate its previous guidance related to Texas, which was provided on November 15, 2006.

The Company will host a conference call this afternoon at 4:30 p.m. (ET).  However, due to the nature of the arbitration process, the Company is limited in its disclosures related to this matter.   To access the call please dial:

800.552.8050 (Domestic)  /  206.902.3258 (International)

NEWS RELEASE CONTINUED

For those unable to listen to the live call, a replay will be available until 11:59 (CT) February 15, 2006, and will be accessible by dialing:

Replay: 800.207.7077 or 314.255.1301
Replay PIN: 5203

MAXIMUS is one of America’s leading government services companies devoted to providing program management, consulting and information technology services.  The Company has more than 5,200 employees located in more than 220 offices in the United States, Canada and Australia.  In 1999, 2001, 2002, 2003, and 2005 MAXIMUS was selected by Forbes Magazine as one of the Best 200 Small Companies in America for that year.  MAXIMUS was selected by Business Week Magazine as one of the 100 Best Hot Growth Small Companies in 1999, 2000, 2001, and 2002.  Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company’s confidence and strategies and the Company’s expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company’s products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (file number 001-12997).

Lisa Miles

Investor Relations

800-MAXIMUS x 11637

Rachael Rowland

Media Relations

800-MAXIMUS x 11688

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